FORM OF
                       TRANSFER AGENCY SERVICES AGREEMENT


      THIS AGREEMENT is made as of , 1998 by and between PFPC INC., a Delaware corporation ("PFPC"), and GOLF ASSOCIATED FUND, a Massachusetts business trust (the "Fund").

                              W I T N E S S E T H:

      WHEREAS, the Fund is registered as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and

      WHEREAS, the Fund wishes to retain PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended from time to time (each a "Portfolio"), and PFPC wishes to furnish such services.

      NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1.    DEFINITIONS. AS USED IN THIS AGREEMENT:

      (a)   "1933 ACT" means the Securities Act of 1933, as amended.

      (b)   "1934 ACT" means the Securities Exchange Act of 1934, as amended.

      (c) "AUTHORIZED PERSON" means any officer of the Fund and any other person duly authorized by the Fund's Board of Trustees to give Oral Instructions and Written Instructions on behalf of the Fund and listed on the Authorized Persons Appendix attached hereto and made a part hereof or any amendment thereto as may be received by PFPC. An Authorized Person's scope of authority may be limited by the Fund by setting forth such limitation in the Authorized Persons Appendix.

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      (d)   "CEA" means the Commodities Exchange Act, as amended.

      (e) "CHANGE OF CONTROL" means a change in ownership or control (not including transactions between wholly-owned direct or indirect subsidiaries of a common parent) of 25% or more of the beneficial ownership of the shares of common stock or shares of beneficial interest of an entity or its parent(s).

      (f) "ORAL INSTRUCTIONS" mean oral instructions received by PFPC from an Authorized Person or from a person reasonably believed by PFPC to be an Authorized Person.

      (g)   "SEC" means the Securities and Exchange Commission.

      (h) "SECURITIES LAWS" mean the 1933 Act, the 1934 Act, the 1940 Act and the CEA.

      (i) "SHARES" mean the shares of beneficial interest of any series or class of the Fund.

      (j) "WRITTEN INSTRUCTIONS" mean written instructions signed by an Authorized Person and received by PFPC. The instructions may be delivered by hand, mail, tested telegram, cable, telex or facsimile sending device.

2. APPOINTMENT. The Fund hereby appoints PFPC to serve as transfer agent, registrar, dividend disbursing agent and shareholder servicing agent to the Fund in accordance with the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish such services.

3. DELIVERY OF DOCUMENTS. The Fund has provided or, where applicable, will provide PFPC with the following:

      (a) Certified or authenticated copies of the resolutions of the Fund's Board of Trustees, approving the appointment of PFPC or its affiliates to provide services to the Fund and approving this Agreement;

      (b)   A copy of the Fund's most recent effective registration statement;


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      (c)   A copy of the advisory  agreement  with  respect to each  investment
            Portfolio of the Fund (each, a Portfolio);

      (d) A copy of the distribution agreement with respect to each class of Shares of the Fund;

      (e) A copy of each Portfolio's administration agreements if PFPC is not providing the Portfolio with such services;

      (f) Copies of any shareholder servicing agreements made in respect of the Fund or a Portfolio; and

      (g) Copies (certified or authenticated where applicable) of any and all amendments or supplements to the foregoing.

4. COMPLIANCE WITH RULES AND REGULATIONS. PFPC undertakes to comply with all applicable requirements of the Securities Laws and any laws, rules and regulations of governmental authorities having jurisdiction with respect to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Fund or any of its investment portfolios.

5. REGISTRATION AS A TRANSFER AGENT. PFPC is registered with the appropriate federal agency for the registration of transfer agents, and will remain so registered during the term of this Agreement. PFPC shall notify the Fund on a timely basis in the event of any material change in its status as a registered transfer agent. Should PFPC fail to be registered with the appropriate federal agency as a transfer agent at any time during this Agreement, and such failure to be so registered does not permit PFPC to lawfully conduct its activities, the Fund may terminate this Agreement upon five days prior written notice to PFPC.


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


6.    INSTRUCTIONS.

      (a) Unless otherwise provided in this Agreement, PFPC shall act only upon Oral Instructions and Written Instructions.

      (b) PFPC shall be entitled to rely upon any Oral Instructions and Written Instructions it receives from an Authorized Person (or from a person reasonably believed by PFPC to be an Authorized Person) pursuant to this Agreement. PFPC may assume that any Oral Instruction or Written Instruction received hereunder is not in any way inconsistent with the provisions of organizational documents or this Agreement or of any vote, resolution or proceeding of the Fund's Board of Trustees or of the Fund's shareholders, unless and until PFPC receives Written Instructions to the contrary.

      (c) The Fund agrees to forward to PFPC Written Instructions confirming Oral Instructions so that PFPC receives the Written Instructions by the close of business on the same day that such Oral Instructions are received. The fact that such confirming Written Instructions are not received by PFPC shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. Where Oral Instructions or Written Instructions reasonably appear to have been received from an Authorized Person, PFPC shall incur no liability to the Fund in acting upon such Oral Instructions or Written Instructions provided that PFPC's actions comply with the other provisions of this Agreement.

7.    RIGHT TO RECEIVE ADVICE.

      (a) ADVICE OF THE FUND. If PFPC is in doubt as to any action it should or should not take, PFPC may request directions or advice, including Oral Instructions or Written Instructions, from the Fund.


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



      (b) ADVICE OF COUNSEL. If PFPC shall be in doubt as to any question of law pertaining to any action it should or should not take, PFPC may request advice at its own cost from such counsel of its own reasonable choosing (who may be counsel for the Fund, the Fund's investment adviser or PFPC, at the option of PFPC).

      (c) CONFLICTING ADVICE. In the event of a conflict between directions, advice or Oral Instructions or Written Instructions PFPC receives from the Fund, and the advice it receives from counsel, PFPC may rely upon and follow the advice of counsel. In the event PFPC so relies on the advice of counsel, PFPC remains liable for any action or omission on the part of PFPC which constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.

      (d) PROTECTION OF PFPC. PFPC shall be protected in any action it takes or does not take in reliance upon directions, advice or Oral
            Instructions or Written Instructions it receives from the Fund or from counsel and which PFPC believes, in good faith, to be consistent with those directions, advice or Oral Instructions or Written Instructions. Nothing in this section shall be construed so as to impose an obligation upon PFPC (i) to seek such directions, advice or Oral Instructions or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral Instructions or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC's properly taking or not taking such action. Nothing in this subsection shall excuse PFPC when an action or omission on the part of PFPC constitutes willful misfeasance, bad faith, gross negligence or reckless disregard by PFPC of any duties, obligations or responsibilities set forth in this Agreement.


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





8. RECORDS; VISITS. The books and records pertaining to the Fund, which are in the possession or under the control of PFPC, shall be the property of the Fund. Such books and records shall be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. The Fund and Authorized Persons shall have access to such books and records at all times during PFPC's normal business hours. Upon the reasonable request of the Fund, copies of any such books and records shall be provided by PFPC to the Fund or to an Authorized Person, at the Fund's expense.

9. CONFIDENTIALITY. PFPC agrees to keep confidential all records of the Fund and information relating to the Fund and its shareholders, unless the release of such records or information is otherwise consented to, in writing, by the Fund. The Fund agrees that such consent shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings or when required to divulge such information or records to duly constituted authorities.

10. COOPERATION WITH ACCOUNTANTS. PFPC shall cooperate with the Fund's independent public accountants and shall take all reasonable actions in the performance of its obligations under this Agreement to ensure that the necessary information is made available to such accountants for the expression of their opinion, as required by the Fund.

11. DISASTER RECOVERY. PFPC shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provisions for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC shall, at no additional expense to the Fund, take reasonable steps to minimize service interruptions. PFPC shall have no liability with respect


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      to the loss of data or service  interruptions caused by equipment failure, provided such loss or interruption is not caused by PFPC's own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties or obligations under this Agreement.

12.   YEAR 2000 REPRESENTATION.

      (a) The Fund and PFPC acknowledge that the ability of each party to perform its obligations hereunder may depend upon the ability of certain of such party's computer system/applications to recognize and perform properly date-sensitive functions involving dates prior to and after December 31, 1999, including leap year calculations (the "Year 2000 Change"). Each party represents to the others that
            (i) each is reviewing those operations within such party's organization involved in the Services described herein and which could be adversely affected by the Year 2000 Change and is developing or has developed a program to remediate or replace affected applications/systems on a timely basis, and to test such remediation or replacement on a timely basis and (ii) that based upon the foregoing, to the best of each party's knowledge and belief, the Year 2000 Change will not have a material adverse affect on the ability of such party to perform hereunder.

      (b) The Fund and PFPC agree to contact any third-party vendors involved in their respective performance under this Agreement to determine such vendors' strategies and time-lines regarding the Year 2000 Change and to communicate such information to the other parties to this Agreement.

13. COMPENSATION. As compensation for services rendered by PFPC during the term of this Agreement, the Fund will pay to PFPC a fee or fees as may be agreed to from time to time in writing by the Fund and PFPC.



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


14.   INDEMNIFICATION.

      (a) The Fund agrees to indemnify and hold harmless PFPC and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the Securities Laws and any state and foreign securities and blue sky laws, and amendments thereto), and expenses, including (without limitation) attorneys' fees and disbursements, arising directly or indirectly from (i) any action or omission to act which PFPC takes (a) at the request or on the direction of or in reliance on the advice of the Fund or (b) upon Oral Instructions or Written Instructions or (ii) the acceptance, processing and/or negotiation of checks or other methods utilized for the purchase of Shares. Neither PFPC, nor any of its affiliates, shall be indemnified against any liability (or any expenses incident to such liability) arising out of PFPC's or its affiliates' own willful misfeasance, bad faith, gross negligence or reckless disregard of its duties and obligations under this Agreement, provided that in the absence of a finding to the contrary the acceptance, processing and/or negotiation of a fraudulent payment for the purchase of Shares shall be presumed not to have been the result of PFPC's or its affiliates own willful misfeasance, bad faith, gross negligence or reckless disregard of such duties and obligations.

      (b) In order that the indemnification provisions contained in this section shall apply, it is understood that in any case in which the Fund may be asked to indemnify or hold PFPC harmless, the Fund shall


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


            be timely advised of material facts concerning the situation in question, and it is further understood that PFPC will use reasonable care to notify the Fund on a timely basis of a claim for indemnification against the Fund. Failure by PFPC to furnish the information provided for in the preceding sentence will not impair PFPC's right to indemnification hereunder unless such failure materially impairs the Fund's ability to defend the claim. The Fund shall have the option, which will be undertaken at the expense of the Fund, to defend PFPC against any claim which may be the subject of this indemnification, which option must be exercised within a time period that will not materially adversely affect PFPC. In the event that the Fund so elects, it will so notify PFPC and thereupon the Fund shall take over complete defense of the claim, and PFPC shall in such situation initiate no further legal or other expenses for which it shall seek indemnification under this section. Such defense shall be conducted by counsel reasonably acceptable to PFPC. PFPC shall in no case confess any claim or make any compromise in any case in which the Fund will be asked to indemnify PFPC except with the Fund's prior written consent. The Fund will not settle or make any compromise of any claim, demand, expense or liability without PFPC's prior consent.

15.   RESPONSIBILITY OF PFPC.

      (a) PFPC shall be under no duty to take any action on behalf of the Fund except as specifically set forth herein or as may be specifically agreed to by PFPC in writing. PFPC shall be obligated to exercise reasonable care and diligence in the performance of its duties hereunder and to act in good faith and to use its best efforts, within reasonable limits, in performing services provided for under this Agreement. PFPC shall be liable for any taxes, charges,


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




            expenses, assessments, claims and liabilities of the Fund arising out of PFPC's failure to perform its duties under this Agreement to the extent such damages arise out of PFPC's willful misfeasance, bad faith, gross negligence or reckless disregard of such duties.

      (b) Without limiting the generality of the foregoing or of any other provision of this Agreement, (i) PFPC, shall not be liable for losses beyond its control, provided that PFPC has acted in accordance with the standard of care set forth above; and (ii) PFPC shall not be under any duty or obligation to inquire into and shall not be liable for (A) the validity or invalidity or authority or lack thereof of any Oral Instruction or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC reasonably believes to be genuine; or
            (B)  subject  to  Section  10,  delays  or  errors  or  loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, flood, catastrophe, acts of God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.

      (c) Notwithstanding anything in this Agreement to the contrary, neither PFPC nor its affiliates shall be liable to the Fund for any consequential, special or indirect losses or damages which the Fund may incur or suffer by or as a consequence of PFPC's or its affiliates' performance of the services provided hereunder, whether or not the likelihood of such losses or damages was known by PFPC or its affiliates.


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



16.   DESCRIPTION OF SERVICES.

      (a)   SERVICES PROVIDED ON AN ONGOING BASIS, IF Applicable.

            (i)   Calculate Rule 12b-1 payments;

            (ii)  Maintain proper shareholder registrations;

            (iii) Review new  applications  and correspond with  shareholders to complete or correct information;

            (iv)  Direct payment processing of checks or wires;

            (v) Prepare and certify stockholder lists in conjunction with proxy solicitations;

            (vi)  Countersign share certificates;

            (vii) Prepare and mail to shareholders confirmation of activity;

            (viii)Provide  toll-free  lines for  direct  shareholder  use,  plus customer liaison staff for on-line inquiry response;

            (ix)  Mail  duplicate   confirmations  to  broker-dealers  of  their
                  clients' activity, whether executed through the broker-dealer or directly with PFPC;

            (x) Provide periodic shareholder lists and statistics to the clients;

            (xi)  Provide detailed data for underwriter/broker confirmations;

            (xii) Prepare   periodic  mailing  of  year-end  tax  and  statement
                  information;

            (xiii)Notify on a timely basis the  investment  adviser,  accounting agent, and custodian of fund activity; and

            (xiv) Perform other participating broker-dealer shareholder services as may be agreed upon from time to time, and

            (xv)  Report abandoned property.

      (b) SERVICES PROVIDED BY PFPC UNDER ORAL INSTRUCTIONS OR WRITTEN INSTRUCTIONS.

            (i)   Accept and post daily Fund purchases and redemptions;

            (ii)  Accept, post and perform shareholder transfers and exchanges;


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



            (iii) Prepare and pay dividends and other distributions;

            (iv)  Solicit and tabulate proxies; and

            (v) Issue and cancel certificates (when requested in writing by the shareholder).

      (c) PURCHASE OF SHARES. PFPC shall issue and credit an account of an investor, in the manner described in the Fund's prospectus, once it receives:

            (i)   A purchase order;

            (ii)  Proper information to establish a shareholder account; and

            (iii) Confirmation  of receipt or  crediting of funds for such order to the Fund's custodian.

      (d) REDEMPTION OF SHARES. PFPC shall redeem Shares only if that function is properly authorized by the certificate of incorporation or resolution of the Fund's Board of Trustees. Shares shall be redeemed and payment therefor shall be made in accordance with the Fund's prospectus, when the recordholder tenders Shares in proper form and directs the method of redemption. If Shares are received in proper form, Shares shall be redeemed before the funds are provided to PFPC from the Fund's custodian (the "Custodian"). If the recordholder has not directed that redemption proceeds be wired, when the Custodian provides PFPC with funds, the redemption check shall be sent to and made payable to the recordholder, unless:

            (i) the surrendered certificate is drawn to the order of an assignee or holder and transfer authorization is signed by the recordholder; or

            (ii) Transfer authorizations are signed by the recordholder when Shares are held in book-entry form.

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



            When a broker-dealer notifies PFPC of a redemption desired by a customer, and the Custodian provides PFPC with funds, PFPC shall prepare and send the redemption check to the broker-dealer and made payable to the broker-dealer on behalf of its customer.

      (e) DIVIDENDS AND DISTRIBUTIONS. Upon receipt of a resolution of the Fund's Board of Trustees authorizing the declaration and payment of dividends and distributions, PFPC shall issue dividends and distributions declared by the Fund in Shares, or, upon shareholder election, pay such dividends and distributions in cash, if provided for in the Fund's prospectus. Such issuance or payment, as well as payments upon redemption as described above, shall be made after deduction and payment of the required amount of funds to be withheld in accordance with any applicable tax laws or other laws, rules or regulations. PFPC shall mail to the Fund's shareholders such tax forms and other information, or permissible substitute notice, relating to dividends and distributions paid by the Fund as are required to be filed and mailed by applicable law, rule or regulation. PFPC shall prepare, maintain and file with the IRS and other appropriate taxing authorities reports relating to all dividends above a stipulated amount (as provided for by applicable laws or regulations) paid by the Fund to its shareholders as required by tax or other law, rule or regulation.

      (f)   SHAREHOLDER ACCOUNT SERVICES.

            (i) PFPC may arrange, in accordance with the prospectus, for issuance of Shares obtained through:

                  -     Any  pre-authorized  check plan; and
                  - Direct purchases through broker wire orders, checks and applications.


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


            (ii) PFPC may arrange, in accordance with the prospectus, for a shareholder's:

                  - Exchange of Shares for shares of another fund with which the Fund has exchange privileges;
                  - Automatic redemption from an account where that shareholder anticipates in a automatic redemption plan; and/or
                  - Redemption of Shares from an account with a checkwriting privilege.

      (g) COMMUNICATIONS TO SHAREHOLDERS. Upon timely Written Instructions, PFPC shall mail all communications by the Fund to its shareholders, including:

            (i)   Reports to shareholders;

            (ii)  Confirmations of purchases and sales of Fund shares;

            (iii) Monthly or quarterly statements;

            (iv)  Dividend and distribution notices;

            (v)   Proxy material; and

            (vi)  Tax form information.

            In addition, PFPC will receive and tabulate the proxy cards for the meetings of the Fund's shareholders.

      (h) RECORDS. PFPC shall maintain records of the accounts for each shareholder showing the following information:

            (i) Name, address and United States Tax Identification or Social Security number;

            (ii) Number and class of Shares held and number and class of Shares for which certificates, if any, have been issued, including certificate numbers and denominations;

            (iii) Historical   information   regarding   the   account  of  each
                  shareholder, including dividends and distributions paid and the date and price for all transactions on a shareholder's account;


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



            (iv) Any stop or restraining order placed against a shareholder's account;

            (v) Any correspondence relating to the current maintenance of a shareholder's account;

            (vi)  Information with respect to withholdings; and

            (vii) Any  information  required in order for the transfer  agent to perform any calculations contemplated or required by this Agreement.

      (i) LOST OR STOLEN CERTIFICATES. PFPC shall place a stop notice against any certificate reported to be lost or stolen and comply with all applicable federal regulatory requirements for reporting such loss or alleged misappropriation. A new certificate shall be registered and issued only upon:

            (i) The shareholder's pledge of a lost instrument bond or such other appropriate indemnity bond issued by a surety company approved by PFPC; and

            (ii) Completion of a release and indemnification agreement signed by the shareholder to protect PFPC and its affiliates.

      (j) SHAREHOLDER INSPECTION OF STOCK RECORDS. Upon a request from any Fund shareholder to inspect stock records, PFPC will notify the Fund and the Fund will issue instructions granting or denying each such request. Unless PFPC has acted contrary to the Fund's instructions, the Fund agrees and does hereby release PFPC from any liability for refusal of permission for a particular shareholder to inspect the Fund's stock records.

      (k) WITHDRAWAL OF SHARES AND CANCELLATION OF CERTIFICATES. Upon receipt of Written Instructions, PFPC shall cancel outstanding certificates surrendered by the Fund to reduce the total amount of outstanding shares by the number of shares surrendered by the Fund.

17. DURATION AND TERMINATION. This Agreement shall continue until terminated by Fund or by PFPC on sixty (60) days' prior written notice to the other party.



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

18. DUTIES IN THE EVENT OF TERMINATION. In the event that, in connection with termination, a successor to any of PFPC's duties or responsibilities hereunder is designated by the Fund by written notice to PFPC, PFPC will promptly, upon such termination and at the expense of the Fund, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by PFPC under this Agreement in a form reasonably acceptable to the Fund (if such form differs from the form in which PFPC has maintained such records, the Fund shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities.

19. CHANGE OF CONTROL. Notwithstanding any other provision of this Agreement, in the event of an agreement to enter into a transaction that would result in a Change of Control of the Fund's adviser or sponsor, the Fund's ability to terminate the Agreement will be suspended from the time of such agreement until two years after the Change of Control, provided that notwithstanding the forthcoming provisions of this sentence the Fund may terminate this Agreement if the following have occurred: (i) the Fund gives PFPC notice that for the preceding thirty (30) days PFPC has been in material breach of the Agreement (and PFPC has in fact been in such material breach) and that PFPC has sixty (60) days from receipt of such notice to cure such material breach; (ii) PFPC fails to cure such material breach within such sixty (60) day period; and (iii) at the conclusion of such sixty (60) day period the Fund gives PFPC notice that it is
      terminating   the   Agreement.

20. NOTICES. All notices and other communications, including Written Instructions, shall be in writing or by confirming telegram, cable, telex or facsimile sending device. Notices shall be addressed (a) if to PFPC, at 400 Bellevue Parkway, Wilmington, Delaware 19809; (b) if to the Fund, at

      2801 Ocean Drive, Suite 204, Vero Beach, Florida, 32963, Attn.: Michael T. Williams or (c) if to neither of the foregoing, at such other address as shall have been given by like notice to the sender of any such notice or other communication by the other party. If notice is sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given three days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

21. AMENDMENTS. This Agreement, or any term thereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought.

22. DELEGATION; ASSIGNMENT. Except as provided below, neither this Agreement nor any rights or obligations hereunder may be assigned by either party without the written consent of the other party. PFPC may assign its rights and delegate its duties hereunder to any affiliate (as defined in the 1940
      Act) or any majority-owned direct or indirect subsidiary of PFPC or PNC Bank Corp., provided that (i) PFPC gives the Fund thirty (30) days' prior written notice of such assignment or delegation, (ii) the assignee or delegate agrees to comply with the with relevant provisions of the 1940, and (iii) PFPC and such assignee or delegate promptly provide such information as the Fund may reasonably request, and respond to such questions as the Fund may reasonably ask, relative to the assignment or delegation (including, without limitation, the capabilities of the assignee or delegate.

23. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

24. FURTHER ACTIONS. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

25. LIMITATIONS OF LIABILITY OF THE TRUSTEES AND SHAREHOLDERS. A copy of the Declaration of Trust of the Fund is on file with the Secretary of The Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trustees of the Trust as Trustees and not individually and that the obligations of this instrument are not binding upon any of the Trustees or Shareholders individually but are binding only upon the assets and property of the Fund.

26.   MISCELLANEOUS.

      (a) ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions.

      (b) CAPTIONS. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

      (c) GOVERNING LAW. This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law, without regard to principles of conflicts of law.

      (d) PARTIAL INVALIDITY. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby.

      (e) SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

      (f) FACSIMILE SIGNATURES. The facsimile signature of any party to this Agreement shall constitute the valid and binding execution hereof by such party.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.


                                   PFPC INC.



                                   By:
                                      -----------------------

                                   Title:
                                         --------------------


                                   GOLF ASSOCIATED FUND


                                   By:
                                      -----------------------

                                   Title:
                                         --------------------

                                    EXHIBIT A




      THIS EXHIBIT A, dated as of _______________, 1998, is Exhibit A to that certain Transfer Agency Services Agreement dated as of _______________________, 1998 between PFPC Inc. and GOLF ASSOCIATED FUND.



                                   PORTFOLIOS



                           [List all Portfolios here]

                           AUTHORIZED PERSONS APPENDIX


NAME (TYPE)                                     SIGNATURE


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